NEWS RELEASE

MVB Financial Follows Record First Quarter with Strong Second Quarter Results

The following results compare the second quarter 2015 to the same quarter prior year

•	Net income increased by 96.6 percent or $936,000
•	Total assets increased 17.9 percent to reach $1.25 billion
•	Net loans increased 24.2 percent, reaching $904 million
•	Total deposits grew 19.3 percent to $891 million
•	Noninterest income was up 49.1 percent or $3.5 million

FAIRMONT, W.Va., (August 6, 2015) – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF) today announced quarterly results for the period ending June 30, 2015.  MVB Financial and its subsidiaries – MVB Bank, MVB Mortgage, and MVB Insurance (collectively "MVB") – reported total net income of $1,905,000.

MVB’s second quarter results represent a continuation of the strength displayed by its record first quarter earnings.  The strong momentum from its mortgage operation carried over into the second quarter, as the impact of organic expansion efforts helped offset a small increase in market rates. Net Income increased by 96.6 percent, or $936,000, compared to the second quarter of 2014.

“We have maintained our keen attention on effective growth across all business lines,” said Larry F. Mazza, CEO, MVB Financial Corp. “These strong results, following a record first quarter, demonstrate our team’s diligent work toward balance sheet growth and diversifying revenue sources, which ultimately generated record revenues for the first half of the year.”

Comparing results to the same quarter in the prior year 2014:

•	Net loans increased 24.2 percent, reaching $904 million.
•	Total assets increased $190 million or 17.9 percent to reach $1.25 billion.
•	Total deposits grew $144 million to $891 million or a 19.3 percent increase.
•	Net interest income grew 17.1 percent, or $1.2 million to $8.4 million.
•	Noninterest income was up 49.1 percent or $3.5 million, due to the residential mortgage business line.
•	Net income was higher by $936,000 or 96.6 percent, compared to the year ago quarter.

The following outlines highlights of the company’s linked quarter results for second quarter 2015:

•	Net loans increased 9.6 percent, or $79.2 million leading to an increase in total assets of 4.9 percent or $58.1 million.
•	Deposits increased 2.8 percent, or $24.7 million from the first quarter of 2015.
•	Net interest income increased 11.6 percent or $879,000 more than the prior quarter, reflecting strong growth in earning assets during the quarter.
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The fee-based revenues from MVB Insurance were down $763,000 compared to first quarter 2015 due mostly to the seasonality of its business, but also because the subsidiary recognized collection of unusual fee income based on better-than-expected performance of client loss rates during the first quarter that did not repeat in second quarter.

•	Total noninterest income decreased by 7.7 percent or $877,000, reflecting the previously mentioned change in its insurance business line.
•	Noninterest expense growth was held to 5.0 percent compared to the prior quarter.

Year to date through June, MVB has reported total net income of $4,008,000, or 88.4% greater than the first half of 2014. For this same period, net interest income is up $1.8 million or 12.5%, and noninterest income is up $9.1 million or 71.2%. Combining these two measures, total revenues are up $10.9M or 40.4%. Comparatively, noninterest expense is up $7.7M or 33.2%, which created operating leverage during 2015 that has produced a year to date increase in pretax income of $3.4M, or a 133.3% increase over the first six months of 2014.

“Our 2015 results through the first half of the year have been solid for all areas of MVB Financial,” Mazza said. “We continue to focus on organic growth and prudent M&A activity to continue to build a comprehensive financial services business which generates income across a variety of revenue streams.”

Notable actions completed in second quarter 2015:

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MVB Bank announced it would acquire two divested branches of Susquehanna Bank in Martinsburg and Inwood, West Virginia, as part of a required branch divestiture for the BB&T and Susquehanna Bank mergers. The transaction was approved by regulators on July 21, 2015 and is expected to be completed within the third quarter.

•

MVB Board of Directors held its Annual Meeting of Shareholders on May 19, 2015. The Board declared a $0.04 per share cash dividend for shareholders of record as of June 1, which was payable June 15, 2015. This cash dividend was equal to the December 2014 dividend of $0.04.

•	MVB Bank was recognized as the West Virginia District Office of the U.S. Small Business Administration as its 2015 Community Bank of the Year.
•	Bauer Financial, Inc., the nation’s leading bank rating and research firm, again recognized MVB Bank as a 5-Star Superior bank, indicating MVB’s bank’s safety, soundness and financial strength.

About MVB Financial Corp.

MVB Financial Corp. (“MVB” or “MVB Financial”; OTCQB: MVBF) was formed on January 1, 2004 as a bank holding company and, effective December 19, 2012, elected to become a financial holding company. MVB Financial features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc. which does business as MVB Mortgage, and MVB Insurance, LLC. The Company’s principal executive offices are located at 301 Virginia Avenue, Fairmont, W.Va., 26554-2777, and its telephone number is (304) 363-4800. For additional information regarding MVBF visit ir.mvbbanking.com.  The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

Forward-Looking Statements

All statements other than statements of historical fact included herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the actual results of MVB Financial Corp. ("MVB Financial" or the "Company") differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (ix) changes in other regulations, government policies, and application of regulations affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company's operating results and that could negatively impact or preclude current and future acquisition activities; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III may adversely affect the Company; (xi) the risk that the benefits from the planned acquisition, by MVB Bank, Inc. ("MVB Bank"), of two branches of Susquehanna Bank in Berkeley County, West Virginia, may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, the degree of competition in the geographic and business areas in which MVB Bank operates, integration factors, and the reaction of Susquehanna Bank clients, which bank at the two branches that are planned for acquisition by MVB Bank, to MVB Bank;  (xii) the risk that the new investments to support the growth of MVB Insurance, LLC ("MVB Insurance") may not be fully realized or may take longer than expected due to general economic and market conditions; (xiii) diversion of management time on acquisition or diversified growth issues; and, (xiv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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